EXHIBIT 10.13

                                MARJORIE O'MALLEY

                               28 LOYAL LEDGE LANE

                               GUILFORD, CT 06437

                                                          February 1, 2000

Mr. Bert E. Brodsky
26 Harbor Park Drive
Port Washington, NY  11050

                                   Re: OPTIONS

Dear Mr. Brodsky:

     In connection with that Stock Option Agreement dated December 7, 1998 between us wherein you granted me options to purchase 63,922 post-split shares of common stock of National Medical Health Card Systems, Inc. registered in your name at an exercise price of $5.87 per share (the "Options"), I hereby surrender such Options effective immediately.

                                                          Very truly yours,



                                                          Marjorie G. O'Malley